EXHIBIT 99.1
Carter Validus Mission Critical REIT II, Inc.
Second Quarter 2020 Results
TAMPA, FL (August 14, 2020) - Carter Validus Mission Critical REIT II, Inc., or the Company, a public, non-traded real estate investment trust focused on net-leased data center and healthcare properties, announced operating results for the second quarter ended June 30, 2020.
Quarter Ended June 30, 2020 and Subsequent Highlights

•	Net income attributable to common stockholders totaled $11.1 million; net income attributable to common stockholders per diluted share totaled $0.05.

•	Net operating income, or NOI, totaled $58.0 million.

•	Funds from operations, or FFO, attributable to common stockholders equaled $33.7 million; FFO attributable to common stockholders per diluted share totaled $0.15.

•	Modified funds from operations, or MFFO, attributable to common stockholders equaled $27.7 million; MFFO attributable to common stockholders per diluted share totaled $0.13.

•	Adjusted funds from operations, or AFFO, attributable to common stockholders equaled $28.6 million; AFFO attributable to common stockholders per diluted share totaled $0.13.

•	On May 28, 2020, the Company sold one healthcare property and recognized an aggregate gain on sale of $2.7 million.

•
On July 28, 2020, the Company entered into a definitive agreement to provide for the internalization of its external management functions for approximately $40.0 million, payable over an approximately two-year period. The internalization is expected to close on September 30, 2020. See further discussion in "Internalization Transaction" section below.

•	On July 29, 2020, the Company announced that it intends to change its name to Sila Realty Trust, Inc. immediately following the closing of the internalization.
Michael Seton, the Company’s Chief Executive Officer and President, stated, “We are working diligently to close the recently announced internalization transaction and look forward to realizing the anticipated cost savings and other associated benefits inherent in simplifying our structure and further aligning the interests of both our management and the Company's stockholders. Although interest costs and an increase in third-party fees related to the internalization impacted the quarter’s per share results, our same store portfolio results remained strong as our experienced team continues to anticipate and proactively resolve COVID-19 driven tenant issues. We remain confident in the quality of our tenancy in the portfolio and will continue working to maintain balance sheet flexibility and liquidity.”

An explanation of FFO, MFFO, AFFO, NOI and Tenant Reimbursements, as well as reconciliations of such non-GAAP financial measures, which should not be considered alternatives to GAAP measures, to the most directly comparable U.S. GAAP measures, is included at the end of this release.
Financial Results
Quarter Ended June 30, 2020, Compared to Quarter Ended June 30, 2019

•
Net income attributable to common stockholders was $11.1 million for the quarter ended June 30, 2020, an increase of 76%, compared to net income attributable to common stockholders of $6.3 million for the quarter ended June 30, 2019.

•	FFO attributable to common stockholders was $33.7 million for the quarter ended June 30, 2020, an increase of 54%, compared to $21.9 million for the quarter ended June 30, 2019.

•	MFFO attributable to common stockholders was $27.7 million for the quarter ended June 30, 2020, an increase of 55%, compared to $17.9 million for the quarter ended June 30, 2019.

•	AFFO attributable to common stockholders was $28.6 million for the quarter ended June 30, 2020, an increase of 54%, compared to $18.6 million for the quarter ended June 30, 2019.

	Three Months Ended June 30,
	2020	2019	$ Change	% Change
Net income per common share - basic, diluted	$0.05	$0.05	$—	—%
FFO per common share - basic, diluted	$0.15	$0.16	$(0.01)	(6.25)%
MFFO per common share - basic, diluted	$0.13	$0.13	$—	—%
AFFO per common share - basic, diluted	$0.13	$0.14	$(0.01)	(7.14)%
Net income, FFO, MFFO and AFFO attributable to common stockholders per diluted share each are impacted by an increase in legal and other professional fees associated with the internalization and an increase in interest on the credit facility due to an increase in the weighted average outstanding principal balance as a result of a $75 million draw during the first quarter of 2020 in connection with uncertainties surrounding the COVID-19 pandemic. The increase in expenses was offset by the gain on real estate disposition recognized in net income, but not in the calculation of FFO, MFFO and AFFO.
Operating Results
Quarter Ended June 30, 2020, Compared to Quarter Ended June 30, 2019

•	NOI was $58.0 million for the quarter ended June 30, 2020, an increase of 58%, compared to $36.8 million for the quarter ended June 30, 2019.

•	Rental revenue was $68.9 million for the quarter ended June 30, 2020, an increase of 47%, compared to $46.9 million for the quarter ended June 30, 2019.

•	Same store NOI was $37.1 million for the quarter ended June 30, 2020, an increase of 0.8%, compared to $36.8 million for the quarter ended June 30, 2019.
The increases in financial and operating results (excluding same store NOI) during the periods presented above are primarily the result of 66 operating property acquisitions, inclusive of 60 properties acquired in the merger with Carter Validus Mission Critical REIT, Inc., since April 1, 2019, one of which was sold on May 28, 2020.

Portfolio Overview
During the second quarter of 2020, the Company disposed of one healthcare property, located in the San Antonio market, for an aggregate sale price of $35.0 million, consisting of $7.0 million cash paid at closing and the origination of a $28.0 million note receivable, which generated net proceeds of $6.1 million. The Company recognized an aggregate gain on sale of the property in the amount of $2.7 million.
As of June 30, 2020, the Company owned 152 real estate properties, located in 69 markets, comprising approximately 8.6 million rentable square feet with an aggregate purchase price of approximately $3.1 billion. The Company's properties had a weighted average occupancy of 93.7% and weighted average remaining lease term of 9.6 years.
The ongoing COVID-19 pandemic has forced the temporary closure, changed the operating hours or caused other temporary changes to the businesses of certain healthcare and data center tenants of the Company. In response, some tenants are seeking rent concessions, including decreased rent and rent deferrals for COVID-19 affected periods. During the three months ended June 30, 2020, the Company granted rent deferrals to certain tenants impacted by COVID-19 with an immaterial impact to the Company's condensed consolidated financial statements and no impact on the collectability of tenant receivables over their respective lease terms. As of June 30, 2020, the Company entered into 29 rent concessions and lease modifications with tenants impacted by COVID-19 and collected approximately 97% of rental revenue originally contracted for such period. The Company continues to closely monitor the impact of the COVID-19 pandemic on all aspects of business and geographies. However, as a result of the many uncertainties surrounding the COVID-19 pandemic, the Company is unable to predict the impact that it ultimately will have on its business and results of operations.
Balance Sheet and Liquidity
As of June 30, 2020, the Company had total principal debt outstanding of $1,393.6 million, consisting of $455.6 million of notes payable and $938.0 million of the credit facility with a net debt leverage ratio, which is the ratio of principal debt outstanding less cash to fair market value of real estate plus the total aggregate cost of properties acquired after the net asset value date of October 31, 2019, of 41.0%. The Company’s outstanding debt was comprised of 61% fixed rate debt (including debt fixed through the use of interest rate swaps) and 39% variable rate debt.
During the three months ended June 30, 2020, the Company repaid $65.0 million on its credit facility.
As of June 30, 2020, the Company had liquidity of approximately $266.3 million, consisting of $74.8 million in cash and cash equivalents and $191.5 million in borrowing base availability on the credit facility.

Distributions
The following table summarizes the Company's distributions paid and distributions declared during the second quarter of 2020 (amounts in thousands, except per share amounts):

Common Stock	Cash	DRIP (1)	Total Distribution	Distribution Declared Per Share (2)
Class A	$16,115	$4,782	$20,897	$0.13
Class I	950	627	1,577	$0.13
Class T	1,947	2,105	4,052	$0.10
Class T2	163	197	360	$0.10
	$19,175	$7,711	$26,886

(1)	Distribution reinvestment plan (DRIP).

(2)	The Company declared weighted average distributions per share of common stock in the amount of $0.12.
Internalization Transaction
On July 28, 2020, the Company entered into a definitive agreement to purchase all assets from Carter Validus REIT Management Company II, LLC, Carter Validus Advisors II, LLC and their affiliates necessary to operate the business of the Company and its subsidiaries, providing for the internalization of the Company's external management functions for approximately $40.0 million, payable over an approximately two-year period, with $25.0 million to be paid at closing, $7.5 million to be paid on March 31, 2021 and $7.5 million to be paid on March 31, 2022, subject to acceleration in certain circumstances. The internalization is expected to close on September 30, 2020, subject to the satisfaction of customary closing conditions. The Company anticipates various benefits as a result, including cost savings, continuity of management and further alignment of interests between management and the Company's stockholders, as well as a potential benefit for ultimate liquidity given the preference for internal management structure in traded equity REITs. The material terms of the internalization are disclosed in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2020.
Supplemental Information
The Company routinely provides information for investors and the marketplace using press releases, SEC filings and the Company's website at investors.cvmissioncriticalreit2.com. The information that the Company posts to its website may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company's press releases and SEC filings. A glossary of definitions and other supplemental information may be found attached to the Current Report on Form 8-K filed on August 14, 2020. A comprehensive listing of the Company's properties is available at cvmissioncriticalreit2.com/portfolio.
About Carter Validus Mission Critical REIT II, Inc.
Carter Validus Mission Critical REIT II, Inc. is a public, non-traded corporation headquartered in Tampa, Florida, that currently qualifies and is taxed as a real estate investment trust that engages in the acquisition of quality income-producing commercial real estate with a focus on data centers and healthcare facilities. As of June 30, 2020, the Company owned 152 real estate properties, consisting of 29 data centers and 123 healthcare properties located in 69 markets across the United States.

Forward-Looking Statements
Certain statements contained herein, other than historical fact, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs regarding operational strategies, anticipated events and trends, the economy, and other future conditions and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are subject to various risks and uncertainties, and factors that could cause actual results to differ materially from the Company's expectations, and you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could materially affect the Company's results of operations, financial condition, cash flows, performance or future achievements or events. One of the most significant factors, however, is the adverse effect of COVID-19 on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. The extent to which COVID-19 impacts the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, you should interpret many of the risks identified in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as the risks set forth above, as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. Additional factors include the failure to receive, on a timely basis or otherwise, any required approvals of third parties in connection with the proposed internalization transaction; the risk that a condition to closing of the proposed internalization transaction may not be satisfied; the ability of the Company to transition to an internally operated company on an efficient basis without interruption or excess cost or expense; the ongoing costs to operate the Company on an internalized basis which, if higher than anticipated, could reduce the potential cost savings sought in the internalization transaction; the Company's ability to consummate the proposed internalization transaction and other factors, including those described under the section entitled Item 1A. “Risk Factors” of Part I our 2019 Annual Report on Form 10-K and subsequent quarterly reports, copies of which are available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
Investor Relations:

Miranda Davidson
IR@cvreit.com

Condensed Consolidated Balance Sheets (amounts in thousands, except share data)

	(Unaudited) June 30, 2020	December 31, 2019
ASSETS
Real estate:
Land	$338,340	$343,444
Buildings and improvements, less accumulated depreciation of $162,790 and $128,304, respectively	2,372,309	2,422,102
Construction in progress	12,762	2,916
Total real estate, net	2,723,411	2,768,462
Cash and cash equivalents	74,782	69,342
Acquired intangible assets, less accumulated amortization of $80,977 and $64,164, respectively	264,357	285,459
Right-of-use assets - operating leases	29,154	29,537
Notes receivable, net	31,419	2,700
Other assets, net	95,255	84,034
Total assets	$3,218,378	$3,239,534
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable, net of deferred financing costs of $2,040 and $2,500, respectively	$453,562	$454,845
Credit facility, net of deferred financing costs of $6,560 and $7,385, respectively	931,440	900,615
Accounts payable due to affiliates	8,149	9,759
Accounts payable and other liabilities	65,773	45,354
Acquired intangible liabilities, less accumulated amortization of $15,089 and $12,332, respectively	56,781	59,538
Operating lease liabilities	31,103	31,004
Total liabilities	1,546,808	1,501,115
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 510,000,000 shares authorized; 233,203,373 and 231,416,123 shares issued, respectively; 220,865,308 and 221,912,714 shares outstanding, respectively	2,209	2,219
Additional paid-in capital	1,972,886	1,981,848
Accumulated distributions in excess of earnings	(277,349)	(240,946)
Accumulated other comprehensive loss	(26,178)	(4,704)
Total stockholders’ equity	1,671,568	1,738,417
Noncontrolling interests	2	2
Total equity	1,671,570	1,738,419
Total liabilities and stockholders’ equity	$3,218,378	$3,239,534

Condensed Consolidated Quarterly (Unaudited) Statements of Comprehensive Income (Loss) (amounts in thousands, except share data and per share amounts)

	Three Months Ended June 30,
	2020	2019
Revenue:
Rental revenue	$68,875	$46,937
Expenses:
Rental expenses	10,922	10,142
General and administrative expenses	4,099	1,535
Asset management fees	5,969	3,493
Depreciation and amortization	25,294	15,610
Total expenses	46,284	30,780
Gain on real estate disposition	2,703	—
Income from operations	25,294	16,157
Interest and other expense, net	14,199	9,893
Net income attributable to common stockholders	$11,095	$6,264
Other comprehensive loss:
Unrealized loss on interest rate swaps, net	$(1,140)	$(7,552)
Other comprehensive loss	(1,140)	(7,552)
Comprehensive income (loss) attributable to common stockholders	$9,955	$(1,288)
Weighted average number of common shares outstanding:
Basic	220,992,009	136,135,710
Diluted	221,029,409	136,161,037
Net income per common share attributable to common stockholders:
Basic	$0.05	$0.05
Diluted	$0.05	$0.05
Distributions declared per common share	$0.12	$0.16

Use of Non-GAAP Information
Net operating income, a non-GAAP financial measure, is defined as rental revenues, less rental expenses, which excludes depreciation and amortization, general and administrative expenses, asset management fees, gain on real estate disposition and interest and other expense, net. The Company believes that net operating income serves as a useful supplement to net income because it allows investors and management to measure unlevered property-level operating results and to compare operating results to the operating results of other real estate companies between periods on a consistent basis. Net operating income should not be considered as an alternative to net income determined in accordance with GAAP as an indicator of financial performance, and accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results, net operating income should be examined in conjunction with net income as presented in the condensed consolidated financial statements and data included on the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 12, 2020.
The following are reconciliations of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to net operating income for the three months ended June 30, 2020 and 2019 (amounts in thousands):

	Three Months Ended June 30,
	2020	2019
Revenue:
Rental revenue	$68,875	$46,937
Expenses:
Rental expenses	10,922	10,142
Net operating income	57,953	36,795

Expenses:
General and administrative expenses	4,099	1,535
Asset management fees	5,969	3,493
Depreciation and amortization	25,294	15,610
Gain on real estate disposition	2,703	—
Income from operations	25,294	16,157
Interest and other expense, net	14,199	9,893
Net income attributable to common stockholders	$11,095	$6,264
The Company generates its net operating income from property operations. In order to evaluate the overall portfolio, management analyzes the net operating income of same store properties. The Company defines "same store properties" as operating properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development. Legacy CVREIT property activities represent amounts recorded for properties acquired on October 4, 2019, in the merger transaction. By evaluating the property net operating income of the same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and determine the effects of new acquisitions on net income.

The following table represents the breakdown of the three months ended June 30, 2020 total rental revenue, as presented prior to the adoption of Accounting Standards Codification 842, Leases, and compares with amounts for the 2019 comparable periods (amounts in thousands). The Company believes that the below presentation of total rental revenue is not, and is not intended to be, a presentation in accordance with GAAP and allows investors and management to evaluate the Company’s performance.

	Three Months Ended June 30,
	2020	2019
Revenue:
Same store rental revenue	$40,692	$40,827
Legacy CVREIT properties rental revenue	19,472	—
Non-same store rental revenue	1,496	—
Same store tenant reimbursements	5,478	6,027
Legacy CVREIT properties tenant reimbursements	1,728	—
Non-same store tenant reimbursements	9	—
Other operating income	—	83
Total rental revenue	68,875	46,937
Expenses:
Same store rental expenses	9,069	10,142
Legacy CVREIT properties rental expenses	1,696	—
Non-same store rental expenses	157	—
Net operating income	$57,953	$36,795
Funds From Operations (“FFO”), Modified Funds From Operations (“MFFO”) and Adjusted Funds From Operations ("AFFO") are non-GAAP financial measures. FFO is calculated using the NAREIT definition: net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and asset impairment write-downs, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful. In addition to FFO, the company uses MFFO as a supplemental financial performance measure of our operating performance and believe it is frequently used by investors and other interested parties in the evaluation of non-traded REITs. The Company’s MFFO calculation complies with the Institute of Portfolio Alternative’s (“IPA”) Practice Guideline by excluding amortization of above- and below-market leases, along with the right-of-use assets - operating leases and operating lease liabilities, resulting from above- and below- market ground leases and amounts related to straight-line rents. The other adjustments included in the IPA’s Practice Guideline are not applicable to the Company. In addition to FFO and MFFO, the Company uses AFFO as a supplemental financial performance metric to further evaluate its operating performance. The Company calculates AFFO, a non-GAAP measure, by further adjusting MFFO for the following items included in the determination of GAAP net income: amortization of deferred financing costs and stock-based compensation, after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect AFFO on the same basis. Other REITs report AFFO, however, other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs.
FFO, MFFO and AFFO are not intended to represent cash flow from operations for the period and are only intended to provide an additional measure of performance by adjusting for the effect of certain items noted above. The Company’s management, along with others in the real estate industry, consider FFO, MFFO and AFFO to be appropriate supplemental measures of a REIT’s operating performance because they provide a more complete understanding of the Company’s performance to investors and management.
The following is a reconciliation of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to FFO, MFFO and AFFO for the three months ended June 30, 2020 and 2019 (amounts in thousands, except share data and per share amounts):

	Three Months Ended June 30,
	2020	2019
Net income attributable to common stockholders	$11,095	$6,264
Adjustments:
Depreciation and amortization	25,294	15,610
Gain on real estate disposition	(2,703)	—
FFO attributable to common stockholders	$33,686	$21,874
Adjustments:
Amortization of intangible assets and liabilities (1)	(840)	(1,077)
Reduction in the carrying amount of right-of-use assets - operating leases, net	233	111
Straight-line rent (2)	(5,411)	(2,982)
MFFO attributable to common stockholders	$27,668	$17,926
Adjustments:
Amortization of deferred financing costs	947	623
Stock-based compensation	30	23
AFFO attributable to common stockholders	$28,645	$18,572
Weighted average common shares outstanding - basic	220,992,009	136,135,710
Weighted average common shares outstanding - diluted	221,029,409	136,161,037
Net income per common share - basic	$0.05	$0.05
Net income per common share - diluted	$0.05	$0.05
FFO per common share - basic	$0.15	$0.16
FFO per common share - diluted	$0.15	$0.16
MFFO per common share - basic	$0.13	$0.13
MFFO per common share - diluted	$0.13	$0.13
AFFO per common share - basic	$0.13	$0.14
AFFO per common share - diluted	$0.13	$0.14

(1)
Under GAAP, certain intangibles are accounted for at cost and reviewed for impairment. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges related to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.

(2)
Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays if applicable). This may result in income recognition that is significantly different than the underlying contract terms. By adjusting for the change in straight-line rent receivable, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns with our analysis of operating performance.